UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2008

COLUMBIA BANCORP
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-27938 (Commission File Number)	93-1193156 (IRS Employer Identification No.)

401 East Third Street, Suite 200,
The Dalles, Oregon 97058
(Address of principal executive offices)

(541) 298-6649
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On June 6, 2008, Columbia Bancorp ("Columbia") entered into an executive salary agreement and an amendment to his salary continuation agreement, superseding any prior agreements with its Chief Executive Officer, Roger L. Christensen, relating to similar matters. These agreements are filed herewith as Exhibit 10.25 and Exhibit 10.26, respectively.

Columbia also entered into replacement executive salary agreements with its Chief Financial Officer, Greg Spear; its President of Columbia River Bank, Craig Ortega; its Chief Banking Officer, Shane Correa; its Director of Risk Management, Robert Card; and its Chief Information Officer, Christine Herb. Each of the foregoing executives is a named executive officer of the registrant. The form of each such agreement is filed herewith as Exhibit 10.27.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Item
10.25	Salary Agreement of Roger L. Christensen
10.26	Amendment 2 of Salary Continuation Agreement of Roger L. Christensen
10.27	Form of Executive Officer Salary Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2008	/s/ Roger L. Christensen
Roger L. Christensen, Chief Executive Officer